EXHIBIT 23.1



Consent of Independent Certified Public Accountants

We have issued our report dated February 9, 2001, accompanying the financial statements incorporated by reference in the Annual Report of Xybernaut Corporation, on Form 10-KA for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Annual Report of Xybernaut Corporation, on Form 10-KA, to be filed on or about April 30, 2001.


                                                     /s/Grant Thornton LLP
                                                     ---------------------

Vienna, Virginia
April 27, 2001